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                                                                    EXHIBIT 10.5

FINAL

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is made on the 10th day of May, 1999, by and between NewsReal, Inc., a Delaware corporation ("NewsReal"), with its principal place of business at 66 Canal Center Plaza, Suite 700, Alexandria, VA 22314, and infoUSA Inc, a Delaware corporation ("Distributor"), with its principal offices 5711 South 86th Circle, Box 27347, Omaha, NE 68127.

                                   RECITALS:

     NewsReal is an on-line provider of a business software and information services product known as IndustryWatch. NewsReal has developed and maintains a proprietary computerized system (the "System") through which it offers various remote services, including but not limited to delivery of information by computer, telephone, and Internet services to its users (the "NewsReal Users"). Distributor desires to introduce the service to its users and NewsReal desires to make the Service available to those users, subject to the terms and conditions of this agreement.

     For good and valuable consideration, receipt of which is hereby acknowledged, in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound, NewsReal and Distributor hereby agree as follows.

A. DEFINITIONS

1. Distributor Site: As used herein, the term "Distributor Sites" mean the national Internet World Wide Web site maintained by Distributor (currently known as "INFOUSA.com").

2. Distributor Users: As used herein, the term "Distributor User" or "Distributor Users" means persons who access the Service by using Links maintained on the Distributor Site.

3. Links: As used herein, the term "Link" or "Links" means hypertext links, graphic devices, files or images, or similar functions, which access the Virtual Domain to be maintained by NewsReal pursuant to this Agreement when activated by a Distributor User.

4. NewsReal Site: As used herein, the term "NewsReal Site" means the Internet World Wide Web site maintained by NewsReal for the purpose of providing access to the Service, including any Virtual Domain required to be maintained by NewsReal pursuant to this Agreement.

5. Service: As used herein, the term "Service" means NewsReal's business software and information service known as IndustryWatch, including the features, benefits, and information sources described in Schedule C to this Agreement and as more fully described or from time-to-time modified in Schedule A hereto.

6. System: As used herein, the term "System" means the proprietary computerized system developed, owned, operated and maintained by NewsReal for the delivery of the Service.

7. Virtual Domain: As used herein, the term "Virtual Domain" means a page or segment of an Internet World Wide Web site, replicating the look and character of and accessed through the Distributor Site and bearing the branding of both Distributor and NewsReal.



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B.  OBLIGATIONS OF NEWSREAL

1. Subject to the terms, conditions, and restrictions of this Agreement, NewsReal grants Distributor a nonexclusive license to permit Distributor Users to access the Service through the Distributor Site and the System. The foregoing license is solely for the purpose of permitting Distributor to allow Distributor Users to access the Service in accordance with this Agreement, and shall not be construed to grant a license to use, store or distribute the Service or its content for any other purpose (including Distributor's branding, redistribution or resale of any licensed content). By way of illustration and without limiting the foregoing, the nonexclusive license granted Distributor by NewsReal does not permit Distributor to distribute raw feeds of content or to make any portions of its product available to other distributors for inclusion in their products.

2. NewsReal will be responsible for providing the information and content contained in the Service. The content currently provided in the Service is listed in Schedule C attached hereto. NewsReal reserves the right to add, modify, or withdraw information or content from the Service without notice at any time. Distributor is granted the right to add to or suppress information or content included in the Service, subject to the limitations and conditions contained in this Agreement.

3. Distributor acknowledges and agrees that NewsReal has the right to distribute and provide access to the Service through sources or systems other than Distributor and that the rights granted hereunder are not exclusive to Distributor.

4. NewsReal hereby grants Distributor the right to install and maintain Links from the Distributor Sites to the NewsReal Site. The Links used by Distributor for this purpose shall be as designated on Schedule B attached hereto.

5. NewsReal agrees to create, host, and maintain, on servers operated and maintained by or at the direction of NewsReal, a Virtual Domain that replicates the look and character of the Distributor Site, as provided in Schedule A. The appearance of the Virtual Domain created pursuant to this Agreement shall be subject to the approval of Distributor to the extent provided in Schedule A.

6. Subject to the Revenue Share obligations described in Schedule A.2.6 NewsReal will supply and display third-party advertising (Ads) for the Virtual Domain, provided however, that

     a) two percent (2%) of the total Ads that appear on the Virtual Domain will be Ads for Distributor products and services provided to NewsReal by Distributor (Distributor Ads);

     b) No Ads from Distributor's competitors in the business list, consumer list, business credit, or Internet directory services industries will be displayed. Such competitors include, but are not limited to: Dun & Bradstreet, Experian and Acxiom.

     c) Upon 120 days prior written notice, Distributor may, at its sole option, supply its own third-party advertising (Ads) for a revenue share to be negotiated by the parties in good faith. At the end of the notice period, NewsReal will no longer have any obligation to provide Ads for the Virtual Domain.

7. NewsReal will provide reports to Distributor within forty-five (45) days following the end of each calendar quarter during the term of this Agreement. The information contained in these reports shall contain at a minimum all information regarding traffic and page views by Distributor Users accessing the Service via the Distributor Site (including but not limited to which portion of the NewsReal Site such traffic was generated).

8. NewsReal shall provide service and support to Distributor as provided in Schedule A.

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9.   Subject to the license granted by this Agreement, NewsReal reserves and retains all right, title, and interest, including but not limited to all copyright and other intellectual property rights, in and to the Service.

C.        OBLIGATIONS OF DISTRIBUTOR

1. Distributor will use all commercially reasonable and diligent efforts to promote and encourage Distributor User access to the Service.

2. Distributor will not remove any copyright notice or disclaimer included in or appended to the Service, the Virtual Domain or any other information provided by NewsReal pursuant to this Agreement.

3. Distributor agrees not to alter, modify or change any of the information contained in the Service without the prior written authorization of NewsReal. Distributor may, however, choose not to display every story. Any approved changes made by Distributor are the sole responsibility of the Distributor.

4. Distributor acknowledges and agrees that NewsReal may display advertising on the Virtual Domain, including but not limited to such advertising as banner ads and sponsorships, as further provided in Schedule A.

5. Distributor agrees that if this Agreement is terminated pursuant to paragraph I hereunder, the Service shall not be used, sold or otherwise distributed by Distributor or Distributor Users following the effective date of termination.

6. Distributor hereby grants NewsReal the right to install and maintain a Link from the NewsReal Site to the Distributor Site, subject to the terms and conditions of this Agreement. The respective icons and logos of NewsReal as screen indicators of the Link shall be designated on Schedule B attached hereto, according to the specifications and placement, artwork and design supplied by NewsReal and used in accordance with Section D, Paragraph 2.

D.        USE OF BRANDING.

1. The use of trademarks, trade names, and logos of the parties on the Virtual Domain shall be as specified in Schedule B.

2. NewsReal agrees not to use or display any trademark, trade name, or logo of Distributor in any manner, except as permitted by this Agreement.

3. Distributor agrees not to use or display any trademark, trade name, or logo of NewsReal in any manner, except as permitted by this Agreement.

E.        PAYMENTS

1. Payments to be made by NewsReal to Distributor and by Distributor to NewsReal shall be made as described in Schedule A attached hereto.

2. Any payments required to be made by NewsReal to Distributor under this Agreement, including without limitation any payments referred to in Schedule A, shall be made within thirty (30) days of the end of the month in which the Ad Revenue and E-commerce revenue or fees are collected.

     NewsReal acknowledges that if Distributor elects to provide its own third-party advertising for the Virtual Domain (as described in paragraph B.6.c) such election shall not terminate, diminish or otherwise affect NewsReal's obligations to pay Distributor Revenue Shares owed to, but not collected by NewsReal from third parties.


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3.   NewsReal shall notify Distributor regarding changes in the cost of the
     Service for each subsequent renewal term, if any, of this Agreement, no later than sixty (60) days prior to the start of each such renewal term.

F.        CONFIDENTIAL INFORMATION

1. Either NewsReal or Distributor may disclose to the other certain information that the disclosing party deems to be confidential and proprietary ("Confidential Information"). Such Confidential Information will be clearly and conspicuously identified at the time of its first disclosure to the receiving party. Such Confidential Information includes, but is not limited to, the terms of this Agreement, documentation related to the Service, and technical and other business information of NewsReal and Distributor that is not available to the general public.

2. The party receiving Confidential Information agrees not to disclose such information to persons or entities other than that party's officers, directors, employees, agents, attorneys, or contractors with a need to know such information, for a period of two (2) years following the date on which this Agreement is terminated. Further, the parties agree not to use Confidential Information they receive for any purpose other than the formation or performance of this Agreement. The receiving party shall be liable for any improper use or disclosure of Confidential Information by any officer, director, employee, agent, or contractor to whom such information is disclosed.

3. Within fourteen (14) days of the date on which a written request therefore is received from the disclosing party, the receiving party shall return all Confidential Information together with all materials in any media or format whatsoever which contain such Confidential Information and not retain any copies of the same.

4. The receiving party will not be required to keep Confidential Information that becomes known to the general public without fault on its part; is already in the receiving party's possession prior to its receipt from the disclosing party; is independently developed by the receiving party, without the use of any Confidential Information; or is provided to the receiving party by third parties not subject to any nondisclosure or confidentiality agreement with the disclosing party.

5. The receiving party may disclose Confidential Information in a manner not otherwise permitted by this Agreement if prior written authorization is obtained from the disclosing party. The receiving party may also disclose Confidential Information in response to any order, warrant, subpoena, or other form of legally enforceable demand, provided that prior written notice of such a demand is given to the disclosing party as soon as practicable, in order to permit the disclosing party to seek an order limiting or preventing disclosure.

G.        WARRANTIES AND DISCLAIMERS

1.   NewsReal represents and warrants to Distributor that:

     (a) Its entry into this Agreement does not violate any agreement with any other party.

     (b) The use of the Service and any of NewsReal marks licensed hereunder as contemplated by this Agreement does not to the knowledge of NewsReal infringe any trade name, trademark, service mark, copyright or patent.

     (c) The delivery or use of the Service does not to the knowledge of NewsReal invade or violate any right to privacy, personal or proprietary right, or other common law or statutory right of any person.

     (d) Its performance under this Agreement and the use of the Service by Distributor anticipated by this Agreement conforms to all applicable laws and government rules and regulations.


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2.   Distributor represents and warrants that:

     (a) Its entry into this Agreement does not violate any agreement with any other party

     (b) Its performance under this Agreement will conform to applicable laws and government rules and regulations.

     (c) The use of the Distributor marks as contemplated by this Agreement does not to the knowledge of Distributor infringe any trade name, trademark, service mark, copyright or patent.

3. THE PARTIES AGREE THAT THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND THAT THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO ANY MATTERS IN THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, THE SERVICE, DISTRIBUTOR'S COMPUTING AND DISTRIBUTION SYSTEM OR ANY OTHER COMPUTER OR TECHNICAL RESOURCES PROVIDED BY EITHER PARTY.

4. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER PARTY WARRANTS THE ACCURACY OR COMPLETENESS OF ANY INFORMATION CONTAINED IN THE SERVICE, DISTRIBUTOR SITE OR VIRTUAL DOMAIN (COLLECTIVELY "PROPERTY") OR PROVIDED HEREUNDER AND NEITHER PARTY SHALL BE LIABLE IN ANY MANNER TO THE OTHER PARTY BASED ON ANY USE OF THE INFORMATION PROVIDED UNDER THE PROPERTY. FURTHER, NEITHER PARTY SHALL BE LIABLE FOR ANY DELAY, INACCURACY, ERROR OR OMISSION IN THE INFORMATION PROVIDED UNDER THE PROPERTY OR RESULTING FROM THE TRANSMISSION, DELIVERY OF, OR ANY FAILURE TO DELIVER ANY PART OF THE PROPERTY. HOWEVER, SUCH DELAYS, ERRORS, OMISSIONS, OR FAILURES TO DELIVER AS TO ALL OR PART OF THE PROPERTY MAY RESULT IN THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION I.

5. THE PARTIES AGREE AND ACKNOWLEDGE THAT DISTRIBUTOR DOES NOT WARRANT THE PERFORMANCE OF DISTRIBUTOR'S COMPUTING AND DISTRIBUTION SYSTEM AND DISTRIBUTOR SHALL NOT BE LIABLE IN ANY MANNER TO NEWSREAL FOR FAILURES OF THAT SYSTEM, OR FOR ANY DELAY, INACCURACY, ERROR, FAILURE OR OMISSION RELATED TO THE PERFORMANCE OF THAT SYSTEM. HOWEVER, SUCH DELAYS, ERRORS, OMISSIONS, OR FAILURES TO DELIVER AS TO ALL OR PART OF THE SERVICE MAY RESULT IN THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION I.

H. LIMITATION OF LIABILITY AND INDEMNIFICATION

1. Neither party shall be liable to the other in any event for any damages, direct or indirect, including, but not limited to, damages and losses resulting from loss of data, loss of profits arising out of this Agreement, or for any incidental or consequential damages, even if advised to the possibility of such damage, except as set forth herein. However, nothing in this section shall be construed to prevent either party from seeking indemnification or contribution from the other, in the event that one party is required to pay any third party based on a claim that arises in whole or in part from the conduct of the other party.

2. In the event any third person or entity asserts any claim, suit loss, liability, obligation, demand, damages or expenses against Distributor based upon a breach of any warranty made by NewsReal described in this Agreement, NewsReal hereby agrees to defend, indemnify and hold Distributor and its parents, subsidiaries, directors, officers, employees and shareholders harmless from and against any and all such claims. NewsReal's obligation to indemnify Distributor hereunder shall be conditioned upon (a) Distributor providing NewsReal with prompt notice of any claim, which notice shall in any event be given in enough time to allow NewsReal to defend such claim, (b) Distributor fully cooperating with NewsReal at NewsReal's expense in defense of the claim, and (c) Distributor


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       allowing NewsReal to control the defense including any potential settlement of claims, provided that Distributor shall be notified of any have the right to approve or disapprove any settlement.

3. In the event any person or entity asserts any claim, suit, loss, liability, obligation, demand, damages or expenses against NewsReal based upon a breach of any warranty by Distributor described in the Agreement, Distributor hereby agrees to defend, indemnify, and hold NewsReal and its parents, subsidiaries, directors, officers, employees and shareholders harmless from and against any and all such claims. Distributor's obligation to indemnify NewsReal hereunder shall be conditioned upon (a) NewsReal providing Distributor with prompt notice of such claims, which notice shall in any event be given in enough time to allow Distributor to defend such claims, (b) NewsReal fully cooperating with Distributor at Distributor's expense in the defense of such claims, and (c) NewsReal allowing Distributor to control the defense including any potential settlement of such claims, provided that NewsReal shall be notified of any have the right to approve or disapprove any settlement.

I.         TERM AND TERMINATION

1. This Agreement shall be effective from the date set forth in Schedule A and shall continue in force for an initial term as set forth in Schedule A attached hereto.

2. Either party shall have the right to terminate this Agreement if the other party is in default of any obligation herein, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice of such default from the non-defaulting party, or within such additional cure period as the non-defaulting party may authorize.

3. Either party may terminate this Agreement by written notice to the other, and may regard the other as in default of this Agreement, if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, initiates or becomes subject to any proceeding under any bankruptcy or insolvency law, or has wound up or liquidated its business. Debts and credits outstanding as of the date of termination between the parties shall survive termination for any cause.

4. NewsReal shall have the right to terminate this Agreement at any time on thirty (30) days prior written notice to Distributor if the ability of NewsReal to provide the Service is substantially impeded by the request or actions of any federal or state regulatory agency.

5. The rights and obligations provided by the following sections of this Agreement shall survive its termination: section F, section I, section M, and section N.

J.         ADVERTISING AND PROMOTION

1. Each party agrees to submit to the other party for written approval all advertising or other promotional materials, including press releases, that use company names, service marks, or trademarks of the other party or make reference to any understanding or relationship in this Agreement, no fewer than seven (7) days before proposed use. Such approval will not be unreasonably withheld. Unless notice of approval or disapproval is received within five (5) days of receipt of advertising or other promotional materials, approval will be considered granted.

2. The parties agree to create a plan to announce the launch and availability of the Service on Distributor's Site, through separate press releases or a joint press release as mutually agreed by the parties, and on a release date as mutually agreed. The release date of such announcement(s) shall be prior to or coinciding with the availability of the Service or such other date as mutually agreed. Either party, however, may identify the other in its published listing of available services or distributors without the written approval specified in section J(1), following the announcement of the Service as defined in this section.

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K.         FORCE MAJEURE

       Neither party shall be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its control, including but not limited to unanticipated interruptions in services to and access from Internet service providers for either party, fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts.

L.         NOTICES

1. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered: (a) on the day they are delivered personally; (b) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage and charges prepaid; (c) two business days after deposit with a commercial overnight carrier, with written verification of receipt, or (d) one business day after delivery by facsimile, with written confirmation of message delivery.

2. Notices required to be provided by this Agreement shall be delivered to the following addresses, or to such other address as either party hereafter designates in writing as its notice address:

       (a)  If to NewsReal:

            NewsReal, Inc.
            Attention: Chief Financial Officer
            Suite 700
            66 Canal Center Plaza
            Alexandria, VA 22314
            Fax No. 703-548-9161

       (b)  If to Distributor:

            William J. Chasse
            President and CEO
            INFOUSA.com
            5711 South 86th Circle, Box 27347
            Omaha, NE 68127
            Fax # 402-593-4671

M.         GENERAL TERMS AND CONDITIONS

1. The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power, or authority to enter into any agreement for or on behalf of, to incur any obligation or liability for, or to otherwise bind the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, or partnership between the parties, or to impose any partnership obligation or liability on either party.

2. Neither party may assign this Agreement without the written consent of the other party, provided, however, this entire Agreement may be assigned without the other party's consent to a successor entity in the event such successor receives substantially all of such party's assets by merger, consolidation, or purchase, and provided that such successor (a) is not a direct competitor of the non-assigning party, and (b) has financial assets equal to or greater than that of the assigning party, and (c) is bound by law or written agreement to all of the obligations of the assigning party under this Agreement. If either party breaches this paragraph M.2, the non-breaching party shall have the right to immediately terminate the Agreement.

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3.  No modification, amendment, novation, or renewal of this Agreement will be effective unless set forth in a writing signed by both parties. No waiver of any right or obligation under this Agreement will be effective against unless set forth in a writing signed by both parties.

4. In case one or more of the provisions of this Agreement shall be deemed illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect the other provisions of this Agreement.

5. The terms and conditions of this Agreement will be construed in accordance with the laws of the Commonwealth of Virginia.

6. Except for that certain agreement between American Business Information, Inc. ("ABI") and NewsReal dated July 21, 1998, this Agreement constitutes the entire agreement between the parties and supersedes all prior agreements or understandings with respect to the subject matter hereof.

7. The headings used in this document are for convenience only and are not to be construed to have legal significance.

IN WITNESS WHEREOF, this Agreement has been duly executed by an authorized officer of the undersigned parties as of the last date set forth on Schedule A attached hereto.

NEWSREAL, INC.                               INFOUSA INC.


By:   /s/ Scott Slater                          By: /s/ D.J. Thayer
  ----------------------------------               --------------------------
Name: Scott Slater                              Name: D.J. Thayer
Title: Vice President of Business               Title: Senior Vice President
       Development

Date: 5-5-99                                    Date: 5-5-99





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                      AMENDMENT TO DISTRIBUTION AGREEMENT

     This amendment (the "Amendment") is made to the Distribution Agreement (the "Agreement") between NewsReal, Inc. ("NewsReal") and [[infoUSA, Inc.]], a [[Delaware]] corporation ("Distributor"), dated as of 31 December 1999. All capitalized terms used in this Amendment shall be as set forth in the Agreement, except as otherwise set forth herein.

                                    RECITALS

     The parties desire to amend the Agreement to provide for the integration of additional information services described on Schedule A-1 attached hereto and the creation, development and maintenance of a custom business report generator, as described on Schedule D-1 attached hereto. The parties desire to continue the Agreement in all other respects.

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1. Distributor and NewsReal agree to extend the term of the Agreement (the "Term") for a period of twelve (12) months from the date of this Amendment, subject to the additional terms and conditions set forth below. To that end, Distributor desires to have NewsReal continue to provide, and NewsReal desires to continue to provide Distributor,the SmallBiz Service as described in the Agreement. Additionally, the Distributor desires to have NewsReal provide the IndustryWatch Service, and custom business report generator product described in Schedule A-1 and D-1 attached hereto for the Term of the Agreement as extended hereunder on the terms and conditions set forth in the Agreement and in this Amendment.

2. From the Effective Date of this Amendment and for the remainder of the Term, Distributor agrees to pay NewsReal the fees set forth in Annex 1 attached hereto.

3. Section L.2(a) of the Agreement is deleted in its entirety and in lieu thereof, the following language is inserted:

     "L.  NOTICES

          "2.  If to NewsReal:

          NewsReal, Inc.
          Attention: Vice President of Sales
          66 Canal Center Plaza
          Suite 700
          Alexandria, VA 22314
          Fax. No.: (703) 548-9161

          With a copy to:

          Wayne M. Zell, Esq.
          Powell, Goldstein, Frazer & Murphy, LLP
          6th Floor South
          Washington, D.C. 20004
          Fax. No.: (202) 624-7222".

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4.   Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. Any conflict between the terms and conditions contained in the Agreement and in this Amendment shall be governed by reference to the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Amendment on the last date set forth below:

NEWSREAL, INC.                          infoUSA, INC.

By: /s/ Jeffrey P. Massa                By:
Name: Jeffrey P. Massa                  Name:
Title: CTO                              Title:
Date: 12/28/99                          Date: